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                                                                   EXHIBIT 10.36

                       AGREEMENT FOR SALE OF TITLE PLANTS

                                     BETWEEN

                          TICOR TITLE COMPANY OF OREGON

                                       AND

                           LSI TITLE COMPANY OF OREGON

This Agreement is entered into on this 4th day of January 2005. The parties to this Agreement are Ticor Title Company of Oregon, an Oregon corporation ("Seller") and LSI Title Company of Oregon, an Oregon Limited Liability Company ("Purchaser").

                                    RECITALS

WHEREAS, Seller and Purchaser are corporations presently engaged in or intend to be engaged in the title or title insurance business in Oregon;

AND WHEREAS, Seller is the owner of records, images and indicies concerning the official records of Columbia County, Oregon into a title plant for use in the Columbia County (the "Title Plant" as more specifically defined in paragraph 1.4 below);

AND WHEREAS, pursuant to the terms and conditions contained herein, Seller wishes to sell a Copy of Seller's Title Plant for Columbia County (the "Copy") to Purchaser, and Purchaser, who is desirous of engaging in the business of operating title plants and selling title information from such plant in the County, desires to purchase the Copy;

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as well as the mutual premises hereinafter set forth, Seller and Purchaser agree as follows:

1.    DEFINITIONS

1.1   Agreement: This Sale Agreement for Copy of the Title Plant.

1.2 Copy: Duplicate of all information contained in a Title Plant(s) for Columbia County and refers to a reproduction of the Title Plant that will enable Purchaser to use the reproduction in a qualitatively similar way to the original. A Copy will reproduce all of the information contained in the original and enable the information to be accessed no less quickly and no less conveniently than it could be using the original.

1.3   County: Columbia.

1.4 Title Plant: Accumulation of title information stored in computer, optical disk, paper, microfiche, microfilm or other media format. Specific contents shown in Appendix A.

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2.    SALE OF COPY OF TITLE PLANT;GRANT OF ACCESS TO TITLE PLANT PREMISES

Seller hereby sells to Purchaser one Copy of the Title Plant for the County as described in Section 1.3 and the Appendix. The Copy will be current as of the date of this Agreement.

Purchaser shall, at Purchaser's sole cost and expense, cause the creation of one Copy of Seller's Title Plant in the County. Purchaser shall have discretion as to the manner in which the Copy is created, subject to the terms of this Agreement, and shall have the right to create subsequent Copies, at Purchaser's expense, if Purchaser determines that an earlier-created Copy does not meet the requirements of Purchaser to do title business. The Copies shall be made without undue interruption of Seller's business, given Seller's understanding that some or all of the Title Plant may be reproduced off-site due to the physical limitations of the facilities where the Title Plant is currently maintained.

Seller shall make the Title Plant reasonably available to Purchaser upon Purchaser's request for use or further duplication in order to provide a replacement Copy in the event Purchaser's Copy shall have become unusable due to calamity or normal wear and tear, or in the event that Purchaser's Copy is partially illegible or unreadable, as the case may be.

Purchaser shall make its Copy of the Title Plant reasonably available to Seller upon Seller's request for use or further duplication in order to provide a replacement Copy in the event Seller's Copy shall have become unusable due to calamity or normal wear and tear, or in the event that Seller's Copy is partially illegible or unreadable, as the case may be.

3.    (PARAGRAPH INTENTIONALLY OMITTED)

4.    DOCUMENTATION AND TRAINING

4.1 Seller or its software vendor (if appropriate) has or will furnish the necessary documentation to enable Purchaser to understand the nature and of content of the Title Plant.

4.2 Seller or its software vendor (if appropriate) will train Purchaser's key personnel in the use of PC Workstation (s) methods and procedures to be followed for the proper retrieval of title searches and other material from the Title Plant. A Purchaser's Manual detailing specifications of the index and the step by step procedures to be followed from a PC workstation, will be supplied for the training of Purchaser's key personnel, if available.

4.3 The training shall be for the sufficient period of time in Seller's sole judgment to enable the initial operators of said devices to become proficient in their use. The initial training period shall not exceed 24 business hours. Any further training required for the replacement of additional operators will be charged to Purchaser on the basis of time and material.

4.4 If required, Purchaser will arrange for a license Agreement to be executed with vendor of their Title Plant software for the number of workstations needed in their operation at the sole expense of the Purchaser.

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5.    RESTRICTIONS ON USE OF THE COPY

Purchaser further agrees that it will not provide the use or the benefits derived from the Title Plants (or any portion thereof) or to further resell or copy the Title Plants, or any of them, to any other underwritten title company or title insurer, or to any other person, corporation, association, or entity for two (2) years after the effective date of this Agreement, provided however, none of the provisions of this paragraph shall prohibit Purchaser from furnishing title information to its customers or to the title insurance company whose policies it regularly issues in the usual and customary course of business.

The foregoing restrictions on sale or transfer shall not apply to any transactions which substantially all of the business assets of the Purchaser for the County are transferred to another entity by sale, lease, merger, reorganization or consolidation; and the foregoing paragraph shall not be construed to prevent Purchaser from providing miscellaneous title information to real estate licensees, attorneys or other Purchasers in the title insurance services in order to facilitate the placing of orders for such services,

6.    WARRANTIES, LIABILITIES AND INDEMNITIES

6.1 Except as expressly provided for, Purchaser hereby agrees and acknowledge that it has not received, nor will it receive, any rights whatsoever, either express or implied, in or to the hardware, software, or any other equipment or system purchased exclusively by Seller, and used to maintain and operate a Title Plant, all of which shall at all times remain the exclusive property and under exclusive control of Seller, except for any software licenses purchased by Purchaser from software vendor wherein Purchaser is currently licensed by software vender.

6.2 Seller warrants that the Copy sold to Purchaser under this Agreement is free and clear of all security interests, pledges, liens, charges, and encumbrances, subject only to the terms and conditions set forth in this Agreement. SELLER MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, CONCERNING THE ACCURACY OR COMPLETENESS OF THE TITLE PLANT FOR THE INFORMATION CONTAINED IN THE TITLE PLANT. PURCHASER AGREES THAT IN NO EVENT SHALL SELLER BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES EVEN IF SELLER HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES.

6.3 Seller and Purchaser agree that no other person, firm or corporation not a party to the Agreement acquires any rights under this Agreement and that Seller assumes no liability and will not be held liable to Purchaser, or to Purchaser's Purchasers or insureds, or to any other person to whom Purchaser may furnish any title policy, binder, guarantee, endorsement or other title assurance, or any report or title information, by reason of any error or assertion of error in the Title Plant or in any services provided to Purchaser by Seller.

6.4 If any person claims or asserts that Seller has any liability by reason of an error in any Title Plant or in any information furnished to Purchaser by Seller, Purchaser agrees to indemnify

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and hold Seller harmless from and against the claim or demand, including all costs, expenses, attorney's fees and actual loss or losses sustained by reason of the claim or assertion. Seller agrees to promptly give notice to Purchaser of any such claim or assertion. Purchaser shall have the right, if it so elects, to provide for the defense of Seller, in any action or litigation based upon or involving the claim or assertion, by counsel of Purchaser's own choosing and at Purchaser's own cost, and to pursue litigation to final determination. Purchaser shall also have the right, whether or not any action or litigation results, to compromise or settle the claim on behalf of Seller but at the sole cost of Purchaser.

7.    NOTICES

All written notices permitted or required to be given under this Agreement may be personally delivered to the office of each of the parties, or mailed to the office of each party by Registered or Certified United States Mail when addressed as follows:

            To Seller:       Ticor Title Company of Oregon
                             1629 Southwest Salmon Street
                             Portland, Oregon 97205
                             Attention: Thomas A. Middaugh

            To Purchaser:    LSI Company of Oregon
                             17911 Von Karman Ave., Suite 300
                             Irvine, CA 92614
                             Attn: Don Partington

Either party may, by written notice to the other, change the address to which notices are to be sent.

8.    MISCELLANEOUS PROVISIONS

8.1 Any sales or use tax which may be now or hereinafter imposed or assessed on any provision of, or service rendered under the Agreement shall be paid or payable by Purchaser.

8.2 In any action brought by any of the parties hereto against any other party based in whole or in part of this Agreement, the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorney's fees which shall be fixed by the Court.

8.3 The parties to this Agreement do not intend to create any restraint in trade or that any provision of this Agreement be violation of any federal, state or municipal law or regulation. The parties are, and shall remain, competitors in the business of title insurance and their maintenance of separate title plant operations;

8.4 The parties hereto agree that this agreement does not create any partnership, joint venture, or other association.

8.5 Seller shall not be prohibited by this Agreement from entering into similar or other Agreements with other Purchasers or entities in any County.

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8.6   Paragraph headings are for convenience only and do not affect the meaning or substance of the paragraph to which they refer.

8.7 Purchaser agrees to use information received from Seller in compliance with all applicable State and Federal laws and regulations, including the Federal Credit Reporting Act (U.S.CA Title is, Chapter 41, Subchapter III).

8.8 This Agreement shall be construed under the laws of the State of Oregon. The parties shall be subject to the jurisdiction of the Courts of the State of Oregon and venue shall lie in the Oregon which is subject of dispute.

8.9 This Agreement constitutes the entire agreement between the parties pertaining to the subject contained in it and supersedes all prior and contemporaneous agreements, both oral and written, representations and understandings of the parties.

8.10 No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties.

8.11 No waiver of any of the provisions of this Agreement is to be considered a waiver of any other provision, whether or not similar, nor is any waiver to constitute a continuing waiver.

8.12  No waiver shall be binding unless executed by the party making the waiver.

8.13 This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

TICOR TITLE COMPANY OF OREGON            LSI TITLE COMPANY OF OREGON
("Seller")                               ("Purchaser")

By: /s/Todd C. Johnson                   By: /s/ Donald E. Partington
    --------------------------------         ----------------------------------
Print Name:  Todd C. Johnson             Print Name:  Donald E. Partington
Title: Vice President and Corporate      Title: Senior Vice President
       Secretary                         Date: January 5, 2005
Date: January 4, 2005

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